OPTION AGREEMENT

      THIS OPTION AGREEMENT dated as of March 10, 2006 (the "Agreement") between Graphite Technology Group, Inc., a Delaware corporation with an address at 106 Lakeside Avenue, Delano, Pennsylvania ("Graphite"); and BPK Resources, Inc., a Nevada corporation with an address at 264 Union Boulevard, Totowa, New Jersey 07512 ("BPK").

                              W I T N E S S E T H:

      WHEREAS, BPK has committed to loan Graphite an amount up to $1,000,000 in contemplation of the proposed business combination of Graphite and BPK;

      WHEREAS, in consideration for making this loan, Graphite has agreed to grant BPK a three-year option to purchase up to 13.33% of its common stock in the event Graphite does not proceed with the proposed business combination;

      NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. OPTION TO PURCHASE STOCK. Graphite hereby agrees that in the event it does not proceed with the proposed business combination with BPK, BPK shall have an option (the "Option") to purchase for up to $1,000,000 at anytime prior to December 31, 2008 (subject to earlier termination as specified below) such number of shares of Graphite's common stock as shall equal up to 13.33% of Graphite's then outstanding shares of common stock calculated on a fully diluted basis (including all outstanding options, warrants and other securities convertible or exchangeable into the common stock).

      2. EXERCISE. The Option may be exercised in whole or in part only by the delivery by BPK of written notice to Graphite at the address specified below personally or by certified mail. Payment for such shares shall be in certified or cashier's check or by offset of any amounts outstanding under the Promissory Note or any other obligation owed by Graphite to BPK. The Option shall not be deemed exercised until payment in the manner described above has been made.

      3. ANTI-DILUTION. The number of shares of stock of Graphite covered by this option, the option price and other relevant provisions shall be appropriately adjusted in the event of a stock dividend, recapitalization, forward stock split, reverse stock split or other similar corporate transaction in order to prevent dilution or enlargement of benefits intended to be made available hereby. In case Graphite issues any shares of its common stock between the date hereof and the date of the exercise of such option, or issues any option, warrant, convertible security or other right to purchase or acquire its securities between the date hereof and the date of the exercise of the option, then the option to purchase provided for in this paragraph 3 shall be adjusted downward in price and upward in amount, on a "full-ratchet" basis, based on the price of the securities so issued.

      4. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

      5. MISCELLANEOUS. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement, the Promissory Note and the Security Agreement between the parties hereof dated as of the date hereof, contain the entire agreement of the parties with respect to the subject matter hereto, superceding all prior agreements, understandings or discussions.

      6. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

      GRAPHITE:            GRAPHITE TECHNOLOGY GROUP, INC.
                           106 Lakeside Avenue
                           Delano, PA 18220
                           Attention: James E. Olive
                           Telecopier No.: (908) 907-0806

      BPK:                 BPK RESOURCES, INC.
                           274 Union Boulevard
                           Totowa, NJ 07512
                           Attention: Christopher Giordano
                           Telecopier No.: (973) 956-8424


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

      7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      IN WITNESS WHEREOF, Graphite and BPK have caused this Agreement to be executed on the date as first written above.


GRAPHITE TECHNOLOGY GROUP, INC.               BPK RESOURCES, INC.


By: /s/ James Olive                           By: /s/ Christopher H. Giordano
   -----------------------------                 -----------------------------
   Name:  James E. Olive                         Name:  Christopher Giordano
   Title: President                              Title: President


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